[CHESAPEAKE LOGO]                                                  NEWS RELEASE


                                                  CHESAPEAKE ENERGY CORPORATION
                                                                P. O. Box 18496
                                                       Oklahoma City, OK  73154

FOR IMMEDIATE RELEASE
APRIL 26, 2001

                                    CONTACT:
MARC ROWLAND                                                     TOM PRICE, JR.
EXECUTIVE VICE PRESIDENT                                  SENIOR VICE PRESIDENT
AND CHIEF FINANCIAL OFFICER                               CORPORATE DEVELOPMENT
(405) 879-9232                                                   (405) 879-9257
--------------------------------------------------------------------------------

                  CHESAPEAKE ENERGY CORPORATION REPORTS RECORD
                      RESULTS FOR THE FIRST QUARTER OF 2001

           COMPANY POSTS FIRST QUARTER 2001 NET INCOME OF $70 MILLION,
             CASH FLOW OF $162 MILLION AND EBITDA OF $187 MILLION ON
                REVENUE OF $277 MILLION AND PRODUCTION OF 40 Bcfe

OKLAHOMA CITY, OKLAHOMA, APRIL 26, 2001 - Chesapeake Energy Corporation (NYSE:CHK) today reported its financial and operating results for the first quarter of 2001. For the quarter, Chesapeake generated net income of $70.3 million ($0.44 per basic common share), operating cash flow of $161.5 million ($1.02 per basic common share), and ebitda (operating cash flow plus interest expense) of $187.4 million on revenue of $277.4 million. These results reflect increases over the same period in 2000 of 232% in net income, 239% in operating cash flow, 173% in ebitda and 142% in revenue.

Excluding the $3.4 million non-recurring charge related to the Gothic Energy acquisition standby credit facility, Chesapeake's net income would have been $72.3 million, or $0.46 per basic common share and $0.42 per common share assuming dilution.

Production for the first quarter of 2001 was 40.2 billion cubic feet of natural gas equivalent (bcfe), comprised of 36.0 billion cubic feet of natural gas (bcf) and 686 thousand barrels of oil (mbo). This is an increase of 18% over production in the first quarter of 2000. Average prices realized during the first quarter of 2001 were $29.01 per barrel of oil and $5.59 per thousand cubic feet (mcf) of natural gas, for a gas equivalent price of $5.51 per mcfe. Hedging activities during the first quarter increased oil revenue by $0.85 per barrel and reduced gas revenue by $0.86 per mcf, for a total revenue reduction of $30.5 million ($0.76 per mcfe).

The table below summarizes Chesapeake's key statistics during the quarter and compares them to the first and fourth quarters of 2000:

                                                                     Three Months Ended
                                                       ----------------------------------------------
                                                       3/31/01            12/31/00            3/31/00
                                                       -------            --------            -------
Average daily production (in mmcfe)                       446                353                373
Gas as a % of total production                             90                 88                 85
Natural gas production (in bcf)                          36.0               28.5               28.7
Average gas sales price ($/mcf)                          5.59               4.90               2.30
Oil production (in mbbls)                                 686                652                864
Average oil sales price ($/bbl)                         29.01              28.93              24.58
Natural gas equivalent production (in bcfe)              40.2               32.5               33.9
Gas equivalent sales price ($/mcfe)                      5.51               4.89               2.57
General and administrative costs ($/mcfe)                 .10                .11                .09
Production taxes  ($/mcfe)                                .36                .24                .15
Lease operating expenses ($/mcfe)                         .44                .41                .37
Interest expense ($/mcfe)                                 .64                .67                .61
DD&A of oil and gas properties ($/mcfe)                   .95                .82                .72
Operating cash flow ($ in millions)                     161.5              114.4               47.7
Operating cash flow ($/mcfe)                             4.02               3.52               1.40
Ebitda  ($ in millions)                                 187.4              136.3               68.5
Ebitda ($/mcfe)                                          4.67               4.20               2.02
Net income ($ in millions)                               70.3              348.0               21.2

                  2001 FORECAST AND FORWARD-LOOKING STATEMENTS

The following forecasts and estimates are based on projections previously made available to the public on April 16, 2001, revised only to include additional oil and natural gas hedging activities. These forecasts and estimates are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially due to the risks and uncertainties identified at the end of this release. Furthermore, these projections do not reflect the potential impact of unforeseen events that may occur subsequent to the issuance of this release.

Chesapeake's 2001 guidance is based on projected production of 170-180 bcfe (90% gas) and projected per mcfe lease operating expenses of $0.45-$0.50, production taxes of $0.32-$0.35, interest expense of $0.58-$0.62, general and administrative costs of $0.10-$0.11 and DD&A of oil and gas properties of $1.00-$1.06. In addition, Chesapeake expects its tax rate to average 40%, of which 95% should be deferred.

If the mid-points of the forecasted ranges described above are achieved and if NYMEX oil and gas prices average $25.43 per bo and $5.61 per mcf in 2001, Chesapeake expects to realize $4.92 per mcfe and generate ebitda of $700-725 million, operating cash flow of $600-625 million and net income of $250-275 million (before extraordinary charges related to early debt extinguishment to be recognized in the second quarter).

The company's 2001 average NYMEX gas price projection of $5.61 per mcf is based on actual NYMEX index prices of $9.91 for January, $6.22 for February, $5.03 for March and $5.35 for April, and an average of $5.09 for the remaining eight months of 2001. For the next eight months, Chesapeake has hedged 69% of its projected gas production via swaps at an average price of $5.31 per mcf and collars at prices ranging from $4.13 to $6.17 per mcf. In addition, Chesapeake has hedged 63% of its expected oil production for the next eight months at an average NYMEX price of $29.64 per barrel.

For 2002, Chesapeake has hedged 43% of its projected 165 bcf of gas production through swaps at an average price of $5.08 per mcf and collars at prices ranging from $4.00 to $5.53 per mcf. In addition, the company has hedged 23% of its projected 3,250 mbo of oil production at an average price of $25.15 per barrel.

                               OPERATIONAL UPDATE

Chesapeake's principal operating area is the Mid-Continent region, which accounts for 74% of the company's total proved reserves and where the company continues to be the third largest producer of natural gas, trailing only BPAmoco and Apache. With over 1,000 identified drillsites remaining in its extensive Mid-Continent leasehold inventory, this area will remain the primary focus of Chesapeake's ongoing drilling and acquisition activities.

Three areas in the Mid-Continent area deserve special mention. First, on the exploration front, Chesapeake's 200 square miles of 3-D seismic covering the giant southern Oklahoma gas fields of Knox/Chitwood and Cement should continue to generate some of the highest potential reserve additions in the company's portfolio. Chesapeake has recently drilled two deep exploratory wells in these areas that should develop over 25 bcfe of proved reserves. Up to eight additional wells are projected to be drilled offsetting these new discoveries.

In the company's rapidly growing southeast Oklahoma Arkoma Basin project, three successful Spiro formation wells were drilled during the first quarter. These wells, the Blue Mountain 1-30, Wheeler 2-25, and Golden 3-10 are producing at a combined daily rate of 7,000 mcfe. The company plans to drill an additional 10 Arkoma wells during the balance of 2001.

In Chesapeake's one million acre Sahara area of the Anadarko Basin Shelf region in northwest Oklahoma, Chesapeake continues to drill excellent low-cost developmental gas wells. Most recent among these are the Dusty 1-19, Ela 1-8, Okie 1-11, Whitaker 3-36, and Whitlaw 1-12. These wells are producing at a combined daily rate of 6,900 mcfe. Estimated average reserves for these wells are 1.2 bcfe per well with finding costs of $0.50 per mcfe. Since initiating the Sahara project in 1998, Chesapeake has drilled 213 wells, completing 95% of them as producers. Chesapeake's plans for 2001 include the drilling of 70 additional wells out of its current inventory of 500 undrilled locations in Sahara.

After a promising start in the past five months, Chesapeake continues to ramp up its activity in the Georgetown project in the Deep Giddings Field of central Texas. In this area, Chesapeake has drilled two highly productive natural gas wells, the Ricks 1-H and the Carl 1-H, and one marginal well, the Schulte 1-H. At a total cost of $7 million, the Ricks and Carl have already produced 5.3 bcf of gas and generated total revenues of over $30 million. The company has increased its Georgetown activity to three rigs drilling new wells and plans to add a fourth rig by mid-May. The company's current drilling schedule projects a total of 15 Georgetown wells to be drilled during the next 20 months. With a production profile that generally produces over 50% of estimated reserves within the first year, Georgetown wells are ideal investments in today's higher priced natural gas market.

Chesapeake's 2000-2001 winter drilling program on its 750,000 gross undeveloped acres in the Helmet area of northeastern British Columbia was recently completed with strong results from eight new net producers. These new completions added net production of 15,000 mcfe per day, bringing Chesapeake's current Canadian production to 42,000 mcfe per day. At the end of the first quarter, the company's total proved Canadian reserves had increased to 180 bcfe out of a total of over 1,700 bcfe of total proved reserves.

                               MANAGEMENT SUMMARY

Aubrey K. McClendon, Chesapeake's Chairman and Chief Executive Officer, commented, "We are very pleased with our strong performance during the first quarter of 2001. During the quarter, we established new operating and financial records, closed the $350 million Gothic acquisition, strengthened our balance sheet by refinancing $800 million of long-term debt at a significantly reduced interest rate, and executed a well-timed hedging program that virtually ensures our company will generate more than $1.1 billion in cash flow during 2001 and 2002. With this enormous level of cash flow, Chesapeake will continue to grow assets, reduce debt and generate significant increases in shareholder value."

                           CONFERENCE CALL INFORMATION

Chesapeake's management invites your participation in a conference call tomorrow morning, Friday, April 27 at 9:00 a.m. EDT to discuss the contents of this release and respond to questions. Please call 913-981-4911 between 8:50 and 9:00 am EDT tomorrow if you would like to participate in the call. For those unable to participate, the call will also be available over the Internet by visiting our home page at chkenergy.com and clicking on the link under Shareholder Information or by going directly to Vcall.com. A replay of the call will also be available by calling 719-457-0820 between 12:00 p.m. EDT Friday, April 27 through midnight Thursday, May 10, 2001. The passcode for this call is 709290.

The information in this release includes certain forward-looking statements that are based on assumptions that in the future may prove not to have been accurate. Those statements, and Chesapeake Energy Corporation's business and prospects, are subject to a number of risks, including production variances from expectations, uncertainties about estimates of reserves, volatility of oil and gas prices, the need to develop and replace reserves, the substantial capital expenditures required to fund operations, environmental risks, drilling and operating risks, risks related to exploratory and developmental drilling, competition, government regulation, and the ability of the company to implement its business strategy. These and other risks are described in the company's documents and reports that are available from the United States Securities and Exchange Commission, including those discussed under Risk Factors in the report filed on Form 10-K for the year ended December 31, 2000.

Chesapeake Energy Corporation is among the 10 largest independent natural gas producers in the U.S. Headquartered in Oklahoma City, the company's operations are focused on exploratory and developmental drilling and producing property acquisitions in the Mid-Continent region of the United States. The company's Internet address is www.chkenergy.com.

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                       ($ IN 000'S, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

THREE MONTHS ENDED:                                          MARCH 31, 2001                    MARCH 31, 2000
-------------------                                    --------------------------       ---------------------------
                                                            $            $/MCFE              $             $/MCFE
                                                       ----------      ----------       ----------       ----------
REVENUES:
   Oil and gas sales                                      221,219            5.51           87,293             2.57
   Oil and gas marketing sales                             56,165            1.40           27,368             0.81
                                                       ----------      ----------       ----------       ----------
     Total revenues                                       277,384            6.91          114,661             3.38
                                                       ----------      ----------       ----------       ----------
OPERATING COSTS:
   Production expenses                                     17,788            0.44           12,545             0.37
   Production taxes                                        14,295            0.36            5,216             0.15
   General and administrative                               4,001            0.10            3,032             0.09
   Oil and gas marketing expenses                          54,478            1.36           26,544             0.78
   Depreciation, depletion, and amortization
     of oil and gas properties                             38,173            0.95           24,483             0.72
   Depreciation and amortization of other assets            1,953            0.05            1,866             0.06
                                                       ----------      ----------       ----------       ----------
     Total operating costs                                130,688            3.26           73,686             2.17
                                                       ----------      ----------       ----------       ----------
INCOME FROM OPERATIONS                                    146,696            3.65           40,975             1.21
                                                       ----------      ----------       ----------       ----------
OTHER INCOME (EXPENSE):
   Interest and other income                                  569            0.01            1,192             0.03
   Interest expense                                       (25,889)          (0.64)         (20,864)           (0.61)
   Gothic standby credit facility costs                    (3,392)          (0.08)              --               --
                                                       ----------      ----------       ----------       ----------
                                                          (28,712)          (0.71)         (19,672)           (0.58)
                                                       ----------      ----------       ----------       ----------
INCOME  BEFORE INCOME TAXES                               117,984            2.94           21,303             0.63
INCOME TAX EXPENSE                                         47,696            1.19              101             0.00
                                                       ----------      ----------       ----------       ----------
NET INCOME                                                 70,288            1.75           21,202             0.63

PREFERRED STOCK DIVIDENDS                                    (546)             --           (4,042)              --
GAIN ON REDEMPTION OF PREFERRED STOCK                          --              --           10,414               --
                                                       ----------      ----------       ----------       ----------
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS                69,742              --           27,574               --
                                                       ==========      ==========       ==========       ==========
EARNINGS PER COMMON SHARE - BASIC                            0.44              --             0.27               --
                                                       ==========      ==========       ==========       ==========
EARNINGS PER COMMON SHARE - ASSUMING DILUTION                0.41              --             0.15               --
                                                       ==========      ==========       ==========       ==========
AVERAGE COMMON SHARES AND COMMON EQUIVALENT SHARES
OUTSTANDING
   Basic                                                  157,707              --          101,681               --
   Assuming Dilution(1)                                   170,326              --          140,130               --

OPERATING CASH FLOW(2)                                    161,502            4.02           47,652             1.40
                                                       ==========      ==========       ==========       ==========
EBITDA (3)                                                187,391            4.67           68,516             2.02
                                                       ==========      ==========       ==========       ==========

THOUSANDS OF BARRELS OF OIL (MBBL)                            686             (21)%            864
MILLIONS OF CUBIC FEET OF GAS (MMCF)                       36,040              25%          28,747
MILLIONS OF CUBIC FEET OF GAS EQUIVALENTS (MMCFE)          40,156              18%          33,931
MMCFE PER DAY                                                 446              20%             373

AVERAGE PRICE/BARREL                                   $    29.01              18%      $    24.58
AVERAGE PRICE/MCF                                      $     5.59             143%      $     2.30
AVERAGE GAS EQUIVALENT PRICE/MCFE                      $     5.51             114%      $     2.57

----------
(1) EARNINGS PER SHARE ASSUMING DILUTION FOR THE THREE MONTHS ENDED MARCH 31, 2001 AND 2000, INCLUDES THE EFFECT OF DILUTIVE STOCK OPTIONS, AND INCLUDES THE EFFECT OF THE ASSUMED CONVERSION OF ALL PREFERRED STOCK AS OF THE BEGINNING OF THE PERIOD.

(2) INCOME BEFORE INCOME TAX, GOTHIC STANDBY CREDIT FACILITY COSTS, AND DEPRECIATION, DEPLETION AND AMORTIZATION.

(3) INCOME BEFORE INCOME TAX, GOTHIC STANDBY CREDIT FACILITY COSTS, INTEREST EXPENSE, AND DEPRECIATION, DEPLETION AND AMORTIZATION.